Exhibit 99.1

Advanced Biotherapy Issued Patent for Treatment of AIDS

    WOODLAND HILLS, Calif.--(BUSINESS WIRE)--March 14, 2005--Advanced Biotherapy, Inc. (OTCBB: ADVB) announced today that The United States Patent and Trademark Office has assigned U.S. Patent No. 6,863,890 to the Company for use of antibodies to Tumor Necrosis Factor-alpha (TNF-a), Interferon-Gamma (IFN-g) and Interferon-alpha (IFN-a) for the treatment of HIV infection and AIDS. The patent issued on March 6, 2005.
    Edmond Buccellato, CEO of Advanced Biotherapy, states "we believe that the issuance of this patent now provides the Company with additional patent protection in this therapeutic area by inhibiting overproduction of certain cytokine activity."
    Dr. Joseph A. Bellanti, the principal investigator of the 'Company-sponsored' Georgetown Medical University FDA phase I clinical trial, states "Many cytokines are altered in HIV infection contributing to viral replication. Prominent among these is TNF-a. This finding provides further linkage of HIV infection with autoimmune disease both from the standpoint of pathogenesis as well as treatment. IFN-g and TNF-a, which are substantially increased in HIV infection, contribute to the immune pathogenesis. The overproduction of TNF-a has the effect of promoting greater viral replication in AIDS patients and therefore we expect that its removal would decrease viral load and lead to clinical improvement."

    About Advanced Biotherapy

    The Company has demonstrated the effectiveness of its pioneering scientific strategy in the use of therapeutic antibodies by conducting investigational clinical trials treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection, uveitis and certain autoimmune skin conditions, including psoriasis, and alopecia, all Th1 mediated autoimmune diseases which appear to have the same proinflammatory Th-1 activity. Advanced Biotherapy is headquartered in Los Angeles with laboratories in Columbia, Maryland. The company has an extensive patent portfolio including a number of patents and many patents pending.

    Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "hope," "appears," "may," "goal," "anticipate," "estimate," "expect," "project," "intend," "planning or plans," "believe," "could," or other words and terms of similar meaning. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. There are no assurances that the Company's product candidates will receive regulatory approval. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

    CONTACT: Advanced Biotherapy, Inc.
             Edmond Buccellato, CEO, 818-883-6716
             Fax 818-883-3353
             Email: ed@advancedbiotherapy.com
             Website: www.advancedbiotherapy.com